Exhibit 99.1

REALTY INCOME CLOSES MERGER WITH SPIRIT REALTY CAPITAL

SAN DIEGO, CALIFORNIA, January 23, 2024…. Realty Income Corporation (Realty Income, NYSE: O), The Monthly Dividend Company®, has closed on the previously announced merger with Spirit Realty Capital, Inc. (“Spirit”, NYSE: SRC) in an all-stock transaction. The common stock of the combined company will trade under the symbol "O" on the New York Stock Exchange, beginning today. The closing follows the satisfaction of all conditions to the closing of the merger, including receipt of approval by Spirit stockholders on January 19, 2024. Under the terms of the merger agreement, at the closing of the merger, Spirit common stockholders were entitled to receive, for each share of Spirit common stock held, 0.762 shares of Realty Income common stock. At the closing of the merger, all of Spirit’s outstanding shares of Series A Cumulative Redeemable Preferred Stock were also exchanged for shares of Realty Income Series A Cumulative Redeemable Preferred Stock, which will trade under the symbol “O PR” on the New York Stock Exchange following the closing. The final day of trading for Spirit’s common and preferred stock on the New York Stock Exchange was January 22, 2024.

"We are pleased to announce the completion of our merger with Spirit. The transaction, which is immediately accretive on a leverage neutral basis, is further evidence of how our unique platform and our position as global consolidator in the fragmented net lease space creates meaningful value for stockholders,” said Sumit Roy, Realty Income's President and Chief Executive Officer. “With the acquisition of this highly complementary portfolio, we believe we are well placed to deliver on our growth objectives in 2024. As we continue on our path of thoughtful growth, we intend to utilize our leading platform and strong balance sheet to deliver on our mission of providing shareholders a dependable monthly dividend that grows over time. I am thankful for the talented group of team members whose contributions made this achievement possible, and I express my gratitude to my Spirit colleagues who have provided valued support during the process. I would also like to welcome our new colleagues joining our One Team who bring valued experience to Realty Income.”

Advisors

Wells Fargo acted as lead financial advisor and Latham & Watkins LLP served as legal advisor to Realty Income. Bank of America and Barclays also served as financial advisors to Realty Income. J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC served as lead financial advisors and Wachtell, Lipton, Rosen & Katz as legal advisor to Spirit. Mizuho Financial Group, RBC Wealth Management and Goldman Sachs also served as financial advisors to Spirit.

About Realty Income

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. The company is structured as a real estate investment trust (“REIT”), and its monthly dividends are supported by the cash flow from over 13,250 real estate properties owned under long-term lease agreements with commercial clients. To date, the company has declared 643 consecutive common stock monthly dividends throughout its 55-year operating history and increased the dividend 123 times since Realty Income's public listing in 1994 (NYSE: O). Additional information about the company can be obtained from the corporate website at www.realtyincome.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words "estimated," "anticipated," "expect," "believe," "intend," "continue," "should," "may," "likely," "plans," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio (including our growth strategies and intention to acquire or dispose of properties including the timing and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; future operations and results; the announcement of operating results; trends in our business, including trends in the market for long-term leases of freestanding, single-client properties; strategy, plans, and the intentions of management; and statements regarding the anticipated or projected impact of our merger with Spirit on our business, results of operations, financial condition or prospects. Forward-looking statements are subject to risks, uncertainties, and assumptions about us which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a REIT; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding; continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in domestic and foreign income tax laws and rates; our clients' solvency; property ownership through joint ventures and partnerships which may limit control of the underlying investments; current or future epidemics or pandemics, measures taken to limit their spread, the impacts on us, our business, our clients (including those in the theater and fitness industries), and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from the merger with Spirit; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Realty Income Contact:

Steve Bakke, CFA

Senior Vice President, Corporate Finance

(858) 284-5425

sbakke@realtyincome.com